UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540
Lakewood, Colorado	80228
(Address of Principal Executive Offices)	(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 28, 2008, VCG-IS, LLC (the “Buyer”), a wholly-owned subsidiary of VCG Holding Corp. (the “Company”), completed the acquisition (the “Acquisition”) of the Imperial Showgirls Gentlemen’s Club located in Anaheim, California (the “Nightclub”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) between the Buyer, 2640 W. Woodland, Inc. (the “Owner”) and the Owners’ sole shareholder, Glenn Smith (the “Shareholder,” and together with the Owner, the “Seller”), entered into on March 15, 2008 as previously reported in the Company’s Current Report on Form 8-K filed on March 20, 2008 (the “March 2008 Form 8-K”).

The purchase price for the Nightclub, estimated to be approximately $7,293,027, is payable in the following manner: (a) an initial cash payment of $2,906,046 was paid on the closing date; (b) a Promissory Note in the principal amount of $3,293,027 (the “Note”), as further described below, was delivered to the Owner on the closing date; and (c) a final cash payment, estimated to be $1,093,954, together with interest on such amount equal to 10% per annum from the closing date until paid, is due 10 business days after the Buyer receives final closing date financial statements from the Seller, which the Seller must deliver to the Buyer within 15 business days after the closing date. In accordance with the terms of the Purchase Agreement, the Buyer has obtained all licenses and permits necessary in order to own and operate the Nightclub.

The Note bears interest at the rate of 8% per annum commencing July 28, 2008 until paid in full. Principal and interest under the Note is payable as follows: (a) 35 monthly payments of $43,041 beginning 30 days after the closing date and (b) one final payment of $2,481,264 due 30 days after the due date of the 35th payment. All principal and interest due under the Note may be prepaid in whole or in part by the Buyer at any time without penalty. If any payment required under the Note is not paid when due, or if any default under the Note occurs, the entire principal amount and accrued but unpaid interest will become immediately due and payable at the option of the holder of the Note. Upon default, the indebtedness under the Note bears interest at 12% per annum after the date of default.

The Buyer’s obligations under the Note are secured by all of the Buyer’s assets, including its rights in the Lease (as defined herein) pursuant to a Security Agreement between the Buyer and the Owner entered into in connection with the closing of the Acquisition (the “Security Agreement”). Upon a default under the Security Agreement, among other things, the Buyer is required to consent to the transfer of the license issued under Anaheim City Code, Title 18, Section 18.54 used in operating the Nightclub. The Security Agreement contains certain other provisions which are customary for agreements of this nature, including, without limitation, representation, warranties, covenants and default provisions.

Additionally, upon the closing of the Acquisition, the Buyer entered into an Assignment of Commercial Lease (the “Assignment”) for the real property used in the operation of the

Nightclub, as further disclosed under Item 2.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Finally, upon closing of the Acquisition, the Covenant Not To Compete that the Buyer and the Shareholder entered into on March 15, 2008 (the “Non-Competition Agreement”) became effective. Pursuant to the terms of the Non-Competition Agreement, the Shareholder agreed not to compete with the Buyer for a period of three years following the closing date within 25 miles of the Nightclub, excluding certain adult entertainment nightclubs currently operated or controlled by the Shareholder. The Non-Competition Agreement also contains non-solicitation and confidentiality covenants. The Buyer paid the Shareholder $5,000 in cash upon the closing of the Acquisition in consideration for entering into the Non-Competition Agreement.

The foregoing descriptions of the Purchase Agreement, the Non-Competition Agreement, the Note, and the Security Agreement are qualified in their entirety by reference to the complete documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 28, 2008, the Owner assigned to the Buyer all rights under a Commercial Lease, dated August 15, 1997, for the premises on which the Nightclub is operated (the “Lease”) pursuant to the Assignment. The landlord party to the Lease is an unrelated third party. The original term of the Lease was two years commencing on September 1, 1997. The tenant may extend the term of the Lease for a total of one three-year term and four five-year terms. The Lease expires on August 31, 2022. The rent is currently $8,000 per month until the 15th anniversary date of the Lease. After the 15th anniversary, the monthly rent will increase to $8,500 per month through the 20th anniversary, at which time the monthly rent will increase to $9,000 per month.

Item 8.01 Other Events.

When filing the March 2008 Form 8-K, the Company filed redacted versions of Exhibits 10.1 (the “Purchase Agreement”) and 10.2 (the “Non-Competition Agreement”) thereto pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission on the same date. The redacted information in the two exhibits consisted of information that would enable a reader to identify the Nightclub (the “Confidential Information”), such as, but not limited to, names of individuals, the name of the Nightclub and the Nightclub’s geographical location. The parties to the Purchase Agreement agreed that, in order to avoid substantial competitive harm to the acquired Nightclub before the closing of the Acquisition, the Confidential Information would not be made publicly available until after the closing of the Acquisition. As disclosed in Item 2.01 of this Current Report on Form 8-K, the closing of the Acquisition occurred on July 28, 2008. As a result, confidential treatment of the Confidential Information is no longer necessary. The Company has attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K unredacted versions of the Purchase Agreement and the Non-Competition Agreement.

On July 28, 2008, the Company issued a press release announcing the closing of the Acquisition and estimating the impact of the Acquisition on annual earning per share of the Company’s Common Stock. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information regarding the July 28, 2008 press release in this Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under this Item 9.01 shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after August 1, 2008.

(b) Pro forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, pro forma financial information required under this Item 9.01 shall be filed by amendment to the original Current Report on Form 8-K no later than 71 days after August 1, 2008.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Asset Purchase Agreement, dated March 15, 2008, between VCG-IS, LLC, 2640 W. Woodland, Inc. and Glenn Smith
10.2	Covenant Not To Compete between Glenn Smith and VCG-IS, LLC, effective as of July 28, 2008
10.3	Promissory Note, dated July 28, 2008, issued by VCG-IS, LLC to 2640 W. Woodland, Inc. or order in the principal amount of $3,293,027
10.4	Security Agreement, dated July 28, 2008, between VCG-IS LLC and 2640 W. Woodland, Inc.
99.1	Press Release, dated July 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: August 1, 2008	By:	/s/ Courtney Cowgill
Courtney Cowgill
Chief Financial and Accounting Officer